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                                                                    EXHIBIT 10.3

                                   AGREEMENT

                                    Between

                             Elan Corporation, plc

                                      AND

                              Warner Chilcott, plc





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[REDACTED] Confidential treatment has been requested for certain portions of this document which have been omitted and filed separately with the Secretary of the Securities and Exchange Commission. Omitted portions are indicated by [REDACTED].
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AGREEMENT (the "Agreement") made this 24th day of June, 1999 BETWEEN Elan
Corporation, plc having its registered office at Lincoln House, Lincoln Place, Dublin 2, Ireland ("Elan" which expression shall include any of its Subsidiary or Affiliate companies and its successors, but for the avoidance of doubt excluding Warner Chilcott) and Warner Chilcott, plc having its registered office at Lincoln House, Lincoln Place, Dublin 2 ("Warner Chilcott" which expression shall where the context requires include any of its Subsidiary or Affiliate companies and its successors, but for the avoidance of doubt excluding Elan).


WHEREAS


A Elan is beneficially entitled to the use of certain patents which have been granted or are pending in relation to drug specific dosage forms for pharmaceutical products.

B Warner Chilcott is a developer and marketer of prescription pharmaceutical products. Warner Chilcott is beneficially entitled to the use of certain patents which have been granted or are pending in relation to drug specific dosage forms for pharmaceutical products.

C Warner Chilcott and Elan have agreed to amend and terminate a number of agreements between the Parties in the manner set forth in this Agreement.



                      NOW IT IS HEREBY AGREED AS FOLLOWS:

Article 1       Definitions

1.1. In this Agreement, including the Recitals and Appendices hereto, between the parties hereto, the following terms shall have the following meanings, unless the context requires otherwise:

     "Affiliate" shall mean any Person, or any other entity that directly or indirectly through one or more intermediaries Controls, is Controlled by, or is under common Control with, such Person.

     "Agreement" shall mean this Agreement.

     "ANDA" any Abbreviated New Drug Application made to the FDA seeking permission to market a Product.

     "[REDACTED] Agreement" means the agreement entered into between Elan and [REDACTED] on the [REDACTED] a copy of which is attached as Schedule 1.

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     "Control" of any Person shall mean:

         ownership of at least [REDACTED] of the shares or stock entitled to vote for the election of directors in the case of a company or corporation and at least [REDACTED] of the interest in profits and losses in the case of a Person other than a company or a corporation; or

         the ability otherwise to direct and control the actions of such Person.

     "Development and License Agreements shall mean the Development and License Agreements entered into between the Parties dated 10th November 1994, 10th March, 1995, 5th July 1995, 20th December, 1995 and 30th September 1996.

     "FDA" shall mean the United States Food and Drug Administration or any successors or agency the approval of which is necessary to market a Product in the United States of America.

     "FDA Approval" shall mean the final approval of the ANDA granted by the FDA covering the Nifedipine CC Product in the United States of America (for the avoidance of doubt, including the expiration of the [REDACTED] Waxman Hatch patent stay).

     "In Market" shall mean the sale of the Nifedipine CC Product by Elan or its Affiliates, agents, licensees, distributors and/or partners, to an unaffiliated third party, including but not limited to a wholesaler, chain store, distributor, managed care organization, hospital or pharmacy.

     "IS5MN Agreement" means the agreement entered into between the Parties on the 5th day of July 1995.

     "IS5MN-PM Agreement" means the agreement entered into between the Parties on the 30th day of September 1995.

     "Master Agreement" means the Master Development and Licence Agreement entered into between the Parties on the 17th day of October 1984.

     "Net Sales Price" shall mean in the case of the Nifedipine CC Product , that sum determined by deducting from the aggregate gross In Market sales proceeds billed for the Nifedipine CC Product the following deductions:

     (a) ordinary course trade, quantity and cash discounts, credits and allowances;

     (b)  credits or refunds allowed for rejected, outdated or returned product;

     (c) customs duties or excise taxes (excluding income or corporation tax), directly related to the sale of the Nifedipine CC Product to the extent that such items are included in the gross invoice price payable by Elan or its Affiliates, agents, distributors and/or partners; and

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     (d)  transport, and freight insurance premiums absorbed  by Elan or its
          Affiliates, agents, licensees, distributors and/or partners.

     If the Nifedipine CC Product is sold for compensation other than cash, Net Sales Price shall be calculated based on the fair market value of such product in cash.

     "Nifedipine CC Agreement" means the agreement entered into between the Parties on the 10th day of March 1995.

     "Nifedipine CC Product" means the product which is the subject of the Nifedipine CC Agreement bearing ANDA number [REDACTED] and being a [REDACTED] dosage strength.

     "Person" shall mean any individual, firm, partnership, company, corporation, Government Authority or other entity.

     "[REDACTED] Agreements" shall mean the distributor agreements, each dated [REDACTED], entered into between Warner Chilcott and [REDACTED] copies of which are attached hereto as Schedule 2 (covering the United States of America) and Warner Chilcott and [REDACTED] (covering Mexico and Canada).

     "US$" shall mean United States Dollars.


2.   IS5MN Agreement

2.1. Subject to the terms of this Agreement (including but not limited to Section 3.1. herein), Elan and Warner Chilcott shall have no further obligations or liabilities of any kind whatsoever to the other and Warner Chilcott shall have no further rights of any kind whatsoever under the IS5MN Agreement. Warner Chilcott represents and warrants to Elan that save and except for the [REDACTED], Warner Chilcott has not granted any sub-licences or any other rights of any nature to any third parties pursuant to the IS5MN Agreement.

     Warner Chilcott shall return all confidential information and documentation in its possession to Elan and shall keep such information confidential for a period of [REDACTED] years following the date hereof.

2.2. Warner Chilcott hereby formally consents in writing to the conclusion by Elan of the [REDACTED] Agreement in the terms attached as Schedule 2 hereto. Warner Chilcott's verbal consent was furnished on 29th October 1998. In consideration for the irrevocable sub-license hereby granted by Warner Chilcott to Elan Pharma Limited to the Elan Patents (as such term is defined in the IS5MN Agreement) to enable it to supply [REDACTED], Elan shall make the royalty payments to Warner Chilcott as referred to in
     Section 2.4. on sales of the IS5MN Product (as defined in the [REDACTED] Agreement and hereinafter referred to as the "IS5MN Product") by Elan to [REDACTED] up to and including 31st March 1999. No further consideration shall be payable by Elan, whether in relation to sales of the IS5MN Product by Elan on or after 1st April, 1999 or otherwise. The sub-license granted by Warner Chilcott to Elan is irrevocable and is not subject to

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     any restrictions, e.g. Elan may grant further sub-licenses. Elan hereby confirms that it is aware of the provisions of the [REDACTED] Agreements.

2.3. In consideration of Elan's consenting to conclude the agreement with [REDACTED] and in particular to granting a license to the applicable Elan patents, Warner Chilcott has paid the sum of [REDACTED] to Elan.

2.4. Pursuant to the [REDACTED] Agreement, Elan has agreed to supply the IS5MN Product to [REDACTED] at a price equivalent to [REDACTED] of Product Manufacturing Cost (as defined in the [REDACTED] Agreement). Subsequently [REDACTED] pays to Elan a royalty equivalent to [REDACTED] of NSP (as defined in the [REDACTED] Agreement), less the sum which [REDACTED] has paid for the IS5MN Product. On receipt of the latter amount (in relation to sales of the IS5MN Product by Elan to [REDACTED] for the period to 31st March 1999 only), Elan shall promptly remit to Warner Chilcott the difference between [REDACTED] of NSP and [REDACTED] of NSP as a royalty on sales of the IS5MN Product, if any, provided that Elan shall not be obliged to pay monies to Warner Chilcott to the extent that such payment would result in Elan retaining no less than [REDACTED] of Product Manufacturing Costs. The parties recognise that subsequent adjustment may be necessary in the event of chargebacks, provision of free IS5MN Product etc. by Elan to [REDACTED] which shall be mutually agreed by the parties and codified in writing. Schedule 4 sets forth the amounts to be paid to Warner Chilcott by Elan pursuant to this Section 2.4.

2.5. Warner Chilcott shall indemnify, defend and hold Elan and its employees, servants and agents harmless from and against [REDACTED] of any and all liabilities, claims, demands, actions, suits, losses, damages, costs and expenses (including reasonable attorney's fees and disbursements, but excluding any lost profits or other indirect or consequential damages suffered by Elan) which Elan may incur, suffer or be required to pay by reason of any patent infringement suit of any third party brought against Elan in relation to IS5MN Product sold by Elan to [REDACTED] on or before the [REDACTED]. Elan shall have control over the defense of any such proceedings, but shall keep Warner Chilcott informed of any material developments in relation to any such proceedings and shall not consent to judgement or settle such proceedings without informing Warner Chilcott in advance. Warner Chilcott shall bear the costs incurred by it if it elects to retain independent counsel's advice in relation to any such proceedings.

     As appears from Article 3.2 of the [REDACTED] Agreement, Elan has agreed to indemnify [REDACTED] in relation to certain patent infringements suits which may be brought against [REDACTED] and/or Elan in relation to the Product. Warner Chilcott hereby agrees to indemnify Elan against [REDACTED] of the Claim (as defined in Article 3.2.2 of the [REDACTED] agreement in relation to IS5MN Product sold by Elan to [REDACTED] on or before the [REDACTED]. Elan shall have control over the defense of any Claim, but shall keep Warner Chilcott informed of any material developments in relation to any Claim and shall not consent to judgement or settle a Claim without informing Warner Chilcott in advance. Warner Chilcott shall bear the costs incurred by it if it elects to retain independent counsel's advice in relation to any Claim.

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2.6. Elan and Warner Chilcott agree that subject to the other provisions of this agreement, Elan shall be entitled to act as its own discretion in relation to all matters concerning the [REDACTED] Agreement.

2.7. Warner Chilcott hereby grants to Elan (Warner Chilcott hereby confirms that Elan may extend such license to [REDACTED]) such royalty free license as is required to enable Elan and [REDACTED] to use the "Warner Chilcott" and "WC" name and trademark but only in relation to inventory of the IS5MN Product manufactured on or before 31st December 1999. Elan shall indemnify, defend and hold Warner Chilcott and its employees, servants and agents harmless from and against any and all liabilities, claims, demands, actions, suits, losses, damages, costs and expenses (including reasonable attorney's fees and disbursements, but excluding any lost profits or other indirect or consequential damages suffered by Warner Chilcott) which Warner Chilcott may incur, suffer or be required to pay by reason of any suit of any third party brought against Warner Chilcott in relation to IS5MN Product sold by Elan to [REDACTED] where Warner Chilcott is a party to such action due to the product being identified with Warner Chilcott and its trademark. Elan shall have control over the defense of any such proceedings, but shall keep Warner Chilcott informed of any material developments in relation to any such proceedings and shall not consent to judgement or settle such proceedings without informing Warner Chilcott in advance. Warner Chilcott shall bear the costs incurred by it if it elects to retain independent counsel's advice in relation to any such proceedings.

2.8. The Parties hereby confirm for the avoidance of doubt that Elan shall be entitled to license or otherwise use the Patent Rights, the Know-How, or the data and other know-how, whether generated by or on behalf of Elan or Warner Chilcott, pursuant to the Development Programme (as such terms are defined in the IS5MN Agreement). As stated at Section 2.2. above, Elan is aware of the provisions of the [REDACTED] Agreements.


3.   [REDACTED] Agreements

3.1. Elan has been furnished with copies of the [REDACTED] Agreements pursuant to which Warner Chilcott granted [REDACTED] an option to a non-exclusive right to market, sell and distribute the IS5MN Product in the Territory. In [REDACTED] letter of 9th November 1998 to Roger Boissonneault, [REDACTED], [REDACTED] confirmed that it has elected not to exercise its option to launch the [REDACTED] product in the US market. Warner Chilcott shall use its reasonable efforts to procure the termination of the [REDACTED] Agreements as soon as is practicable and shall notify Elan of such termination. In the event Warner Chilcott, despite its reasonable efforts, is unable to procure termination of the [REDACTED] Agreements, Elan shall supply Warner Chilcott with such dosage strengths of the IS5MN Product for which Elan has obtained final approval of the FDA which is adequate to satisfy Warner Chilcott's obligations pursuant to the [REDACTED] Agreements and on terms consistent with the IS5MN Agreement and in particular on the basis that Elan shall supply Warner Chilcott on the basis of [REDACTED] of Product Manufacturing Cost and such additional terms as the parties shall negotiate in good faith.

3.2. Warner Chilcott shall indemnify, defend and hold Elan and its employees, servants and agents harmless from and against any and all liabilities, claims, demands, actions, suits, losses, damages, costs and expenses (including reasonable attorney's fees and disbursements, but excluding any lost profits or other indirect or consequential damages suffered by Elan) which Elan

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     may incur, suffer or be required to pay by reason of any suit of [REDACTED]
     or any of its affiliates in relation to Warner Chilcott's performance or breach of the [REDACTED] Agreements, or the termination or purported termination of the [REDACTED] Agreements by Warner Chilcott (for the avoidance of doubt including any lost profits or other indirect or consequential damages suffered by [REDACTED]). Warner Chilcott shall have control over the defense of any such proceedings, but shall keep Elan informed of any material developments in relation to any such proceedings and shall not consent to judgement or settle such proceedings without informing Elan in advance. Elan shall bear the costs incurred by it if it elects to retain independent counsel's advice in relation to any such proceedings.


4.   IS5MN-PM Agreement

4.1. For the avoidance of doubt, Warner Chilcott acknowledges that the licence royalty of [REDACTED] is due and payable to Elan pursuant to Article 3.1 of the IS5MN-PM Agreement. Warner Chilcott has paid the said sum of [REDACTED] on or before 24th June 1999.

4.2. In accordance with the provisions of the IS5MN-PM Agreement, Warner Chilcott hereby confirms that it does not wish to proceed further with the Development Programme (as such term is defined in the IS5MN-PM Agreement) and the parties hereby agree that the IS5MN-PM Agreement expired as of 31st March 1999. Subject to the terms of this Agreement, Elan and Warner Chilcott shall have no further obligations or liabilities of any kind whatsoever to the other and Warner Chilcott shall have no further rights of any kind whatsoever under the IS5MN-PM Agreement. Warner Chilcott represents and warrants to Elan that Warner Chilcott has not granted any sub-licences or any other rights of any nature to any third parties pursuant to the IS5MN-PM Agreement.

     Warner Chilcott shall return all confidential information and documentation in its possession to Elan and shall keep such information confidential for a period of [REDACTED] years following the date hereof.

4.3. Without prejudice to the generality of the provisions of Section 4.2, Warner Chilcott shall have no right to a credit to all or part of the sum of [REDACTED] payable pursuant to the IS5MN-PM Agreement and Section 3.1. hereof, whether pursuant to Clause 3.2. of the IS5MN-PM Agreement or otherwise.

4.4. The Parties hereby confirm for the avoidance of doubt Elan shall be entitled to license or otherwise use the Patent Rights, the Know-How, or the data and other know how, whether generated by or on behalf of Elan or Warner Chilcott, pursuant to the Development Programme (as such terms are defined in the IS5MN-PM Agreement).


5.   Nifedipine CC Agreement

5.1 Subject to the terms of this letter, Elan and Warner Chilcott shall have no further obligations or liabilities of any kind whatsoever to the other and Warner Chilcott shall have no further rights of any kind whatsoever under the Nifedipine CC Agreement. Warner Chilcott represents and

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     warrants to Elan that Warner Chilcott has not granted any sub-licences or any other rights of any nature to any third parties pursuant to the Nifedipine CC Agreement.

     Warner Chilcott shall return all confidential information and documentation in its possession to Elan and shall keep such information confidential for a period of five years following the date hereof.

5.2 In consideration for the irrevocable sub-license hereby granted by Warner Chilcott to Elan Pharma Limited to the Elan Patents (as such term is defined in the Nifedipine CC Agreement), Elan will pay Warner Chilcott [REDACTED] of In Market Net Sales of the Nifedipine CC Product in the United States of America, provided that Elan shall not be obliged to pay monies to Warner Chilcott under this subsection to the extent that such payment would result in Elan retaining less than [REDACTED] of Product Manufacturing Costs. The determination as to the extent that such payment would result in Elan retaining less than [REDACTED] of Product Manufacturing Costs, if any, shall be made semi-annually by Elan and Elan shall furnish details supporting such calculation to Warner Chilcott. Elan shall make the royalty payments to Warner Chilcott no less frequently than semiannually, within [REDACTED] days at the end of the first and last [REDACTED] months of each calendar year.

5.3 In the event Elan or its Affiliates enter into any transaction or arrangement of any nature which involve the rights to the Nifedipine CC Product, which transaction or arrangement results in the elimination or material disruption or diminution of Warner Chilcott's royalty rights as set out in Section 5.2 herein, Elan shall promptly provide Warner Chilcott with documentation providing evidence of the transaction or arrangement, including in particular the consideration received by Elan. The parties shall then enter into good faith negotiations to agree upon what proportion of the consideration received by Elan in any such transaction or arrangement is properly attributable to the elimination or material disruption or diminution of Warner Chilcott's royalty rights as set out in
     Section 5.2 herein and should be paid to Warner Chilcott for such loss of rights. In making such determination of the proportion of the consideration payable to Warner Chilcott hereunder, the parties shall have regard to (a) Warner Chilcott's royalty rights as set out in Section 5.2 herein, and (b) if applicable, the proportion of consideration received by Elan in any such transaction or arrangement for (i) products other than the Nifedipine CC Product, and/or (ii) rights to the Nifedipine CC Product outside the Territory. In the event of a dispute between the parties as to the proportion of the consideration to be paid to Warner Chilcott hereunder, such dispute shall be determined by an independent certified public accounting firm acceptable to Elan and Warner Chilcott and their determination as to the amount of money to be paid to Warner Chilcott shall be binding and not appealed by either party. The costs of such independent certified public accounting firm shall be split equally by Elan and Warner Chilcott.

5.4. The parties acknowledge that Elan has full discretion in terms of the exploitation of the Nifedipine CC Product, the party with whom it contracts and the nature of the agreement with such party. Elan recognises Warner Chilcott's economic interest in the royalty payable pursuant to Section 5.2 and in the event Elan or its Affiliates enter into any transaction or arrangement regarding the Nifedipine CC Product, in circumstances where Elan is not receiving payment in respect of the supply of the Nifedipine CC Product and/or a royalty on In Market Net Sales, it will use its reasonable efforts to ensure continuation of payment of the [REDACTED] royalty set forth in Section 5.2 above by a successor to the Nifedipine CC

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     business, with Elan remaining responsible for payment. The definitions of
     `Net Sales' and `In Market' in any agreement Elan may enter into with a third party with regard to the Nifedipine CC Product shall be consistent with the definitions set forth in this Agreement or with the definition of Net Sales per U.S. GAAP.

5.5. Warner Chilcott shall be responsible for the discharge of all legal fees and expenses and other sums due and owing in relation to the Nifedipine CC Product for the period to 31st March 1999 in which relate solely to the defense of the lawsuit entitled Bayer AG and Bayer Corporation v. Elan
                                     --------------------------------------
     Pharmaceutical Corp., U.S. District Court, Northern District of Georgia
     -----------------------------------------------------------------------
     Case No. 97-CV-0143-WCO. The Community of Interest and Joint Defense
     -----------------------
     Agreement shall remain in full force and effect. The legal fees due and owing for the period to 31st March 1999 which have not yet been discharged by Warner Chilcott to Elan are set forth in Schedule 3.

5.6. The Parties hereby confirm for the avoidance of doubt Elan shall be entitled to license or otherwise use the Patent Rights, the Know-How, or the data and other know how, whether generated by or on behalf of Elan or Warner Chilcott, pursuant to the Development Programme (as such terms are defined in the Nifedipine CC Agreement).


6.   Master Agreement

6.1. The parties agree to terminate the Master Agreement with effect from the 31st day of March 1999. Subject to the terms of this letter, Elan and Warner Chilcott shall have no further obligations or liabilities of any kind whatsoever to the other and Warner Chilcott shall have no further rights of any kind whatsoever under the Master Agreement. Warner Chilcott represents and warrants to Elan that Warner Chilcott has not granted any sub-licences or any other rights of any nature to any third parties pursuant to the Master Agreement.

     Warner Chilcott shall return all confidential information and documentation in its possession to Elan and shall keep such information confidential for a period of [REDACTED] years following the date hereof.


7.   License Fee

7.1. In consideration for the irrevocable sub-license hereby granted by Warner Chilcott to Elan Pharma Limited to the Elan Patents (as such term is defined in the Nifedipine CC Agreement) and the other rights granted by Warner Chilcott to Elan pursuant to this Agreement, Elan will pay Warner Chilcott a license fee of [REDACTED] in the following manner:

     7.1.1. [REDACTED] is due as of March 31, 1999, from Elan to Warner Chilcott and shall be paid no later than 24th June, 1999;

     7.1.2. [REDACTED] will be due from Elan to Warner Chilcott upon execution of this agreement and shall be paid no later than 24th June, 1999;

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     7.1.3.  [REDACTED] will be due from Elan to Warner Chilcott within
             [REDACTED] days after FDA Approval;

     7.1.4. [REDACTED] will be due from Elan to Warner Chilcott two months after FDA Approval, provided that there has not been any launch of a product on or before the expiry of the said period which is A/B rateable (as the term is defined and accepted by the FDA) in the same size dose for which is the subject of the ANDA for the Nifedipine CC Product to Adalat CC (excepting a launch by the originator of Adalat CC, or a launch of the Nifedipine CC Product by any of Elan's sublicensees in the United States of America); and

     7.1.5. [REDACTED] will be due from Elan to Warner Chilcott four months after FDA Approval, provided that there has not been any launch of a product on or before the expiry of the said period which is A/B rateable (as the term is defined and accepted by the FDA) in the same size dose for which is the subject of the ANDA for the Nifedipine CC Product to Adalat CC (excepting a launch by the originator of Adalat CC, or a launch of the Nifedipine CC Product by any of Elan's sublicensees in the United States of America).


8.   Development and License Agreements

8.1. To the extent not already terminated, the parties agree to terminate the Development and License Agreements (other than the IS5MN Agreement and the Nifedipine CC Agreement which are dealt with pursuant to Sections 2 and 5 of this Agreement respectively with effect from the 31st day of March 1999. Subject to the terms of this letter, Elan and Warner Chilcott shall have no further obligations or liabilities of any kind whatsoever to the other and Warner Chilcott shall have no further rights of any kind whatsoever under the Development and License Agreements. Warner Chilcott represents and warrants to Elan that Warner Chilcott has not granted any sub-licences or any other rights of any nature to any third parties pursuant to the Development and License Agreements.

     Warner Chilcott shall return all confidential information and documentation in its possession to Elan and shall keep such information confidential for a period of [REDACTED] years following the date hereof.

8.2. The Parties hereby confirm for the avoidance of doubt that Elan shall be entitled to license or otherwise use the Patent Rights, the Know-How, or the data and other know-how generated by Elan pursuant to the Development Programme (as such terms are defined in the Development and License Agreements).


9.   Miscellaneous

9.1. Any income or other taxes which Elan is required by law to pay or withhold on behalf of Warner Chilcott with respect to royalties and any other monies payable to Warner Chilcott under this Agreement shall be deducted from the amount of such payments, royalties and

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     other monies due. Elan shall furnish Warner Chilcott with proof of such payments. Any such tax required to be paid or withheld shall be an expense of and borne solely by Warner Chilcott. Elan shall promptly provide Warner Chilcott with a certificate or other documentary evidence to enable Warner Chilcott to support a claim for a refund or a foreign tax credit with respect to any such tax so withheld or deducted by Elan. The parties will reasonably cooperate in completing and filing documents required under the provisions of any applicable tax treaty or under any other applicable law, in order to enable Elan to make such payments to Warner Chilcott without any deduction or withholding.

9.2. Any income or other taxes which Warner Chilcott is required by law to pay or withhold on behalf of Elan with respect to royalties and any other monies payable to Elan under this Agreement shall be deducted from the amount of such payments, royalties and other monies due. Warner Chilcott shall furnish Elan with proof of such payments. Any such tax required to be paid or withheld shall be an expense of and borne solely by Elan. Warner Chilcott shall promptly provide Elan with a certificate or other documentary evidence to enable Elan to support a claim for a refund or a foreign tax credit with respect to any such tax so withheld or deducted by Warner Chilcott. The parties will reasonably cooperate in completing and filing documents required under the provisions of any applicable tax treaty or under any other applicable law, in order to enable Warner Chilcott to make such payments to Elan without any deduction or withholding.

9.3. Elan shall, not more than once in each calendar year, permit Warner Chilcott or its duly authorised representatives upon reasonable notice and at any reasonable time during normal business hours to have access to inspect and audit the accounts and records of Elan and any other book, record, voucher, receipt or invoice relating to the calculation of the royalty payments on Net Sales submitted to Warner Chilcott. Any such inspection of Elan's records shall be at the expense of Warner Chilcott, except that if any such inspection reveals a deficiency in the amount of the royalty actually paid to Warner Chilcott hereunder in any calendar quarter of [REDACTED] or more of the amount of any royalty actually due to Warner Chilcott hereunder, then the expense of such inspection shall be borne solely by Elan. Any amount of deficiency shall be paid promptly to Warner Chilcott by Elan. If such inspection reveals a surplus in the amount of royalties actually paid to Warner Chilcott by Elan, Warner Chilcott shall reimburse Elan the surplus within [REDACTED] days after determination.

9.4. For the avoidance of doubt the parties confirm that Elan and Warner Chilcott shall not be liable to the other by reason of any representation or warranty, condition or other term or any duty of common law, or under the express terms of this letter agreement, for any consequential or incidental or punitive loss or damage (whether for loss of profits or otherwise) and whether occasioned by the negligence of the respective parties, their employees or agents or otherwise.

9.5. This Agreement may not be assigned by either Party without the prior written consent of the other party save that each Party may assign this Agreement to its Affiliate without such consent provided that no such assignment has adverse tax implications for the other Party. Elan shall have the right to subcontract all or any portion of its duties hereunder to third parties, provided however, that in any such event Elan shall continue to be bound by the terms of this Agreement.

9.6. This Agreement is governed by and construed in accordance with the laws of Ireland, and the parties agree to submit to the exclusive jurisdiction of the courts of Ireland for the resolution of disputes hereunder.

9.7. The section headings contained in this Agreement are included for convenience only and form no part of the agreement between the parties. Save as otherwise provided herein, references to articles, Sections, clauses and appendices are to those contained in this Agreement.

9.8. No provision of this Agreement shall be construed so as to negate, modify or affect in any way the provisions of any other agreement between the parties unless specifically referred to, and solely to the extent provided, in any such other agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement in duplicate on the date first set forth above.



Signed by  /s/      Seamus Mulligan
               -------------------------
for and on behalf of
Elan Corporation, plc
in the presence of   Colin Sainsbury
                    ----------------------------



Signed by /s/     Roger Boissonneault
               ---------------------------------
for and on behalf of
Warner Chilcott, plc
in the presence of    Beth Hecht
                    -------------------------------------

                                   SCHEDULE 1

                           The [REDACTED] Agreements

                                   SCHDULE 2

                            The [REDACTED] Agreement

                                   SCHEDULE 3

                                   Legal Fees

1. Irell & Manella costs to 31st  March 1999                 [REDACTED] *

2. Bruckhaus Westrick Heller Lober to 31st January 1999      [REDACTED]


* Excluding payment of [REDACTED] which has been invoiced by Elan to Warner Chilcottt

                                   SCHEDULE 4

                           IS5MN Royalty Calculation
                                Per Section 2.4

Amount
------
Due  to
-------
Warner
------
Chilcott
--------
                                                                         [REDACTED]                  Due to WC
                                                                                 Ap                  ---------
                                                                                 --
            Gross Sales      Net Sales            Cogs
            -----------      ---------            ----

[REDACTED]